UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

August 28, 2020

Date of report (date of earliest event reported)

Sun BioPharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39468	87-0543922
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

712 Vista Blvd #305 Waconia, Minnesota		55387
(Address of principal executive offices)		(Zip Code)

(952) 479-1196

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into Material Definitive Agreement.

On August 28, 2020, Sun BioPharma, Inc. (the “Company”) entered into an Underwriting Agreement with Craig-Hallum Capital Group LLC (the “Underwriting Agreement”), pursuant to which the Company issued and sold, in an underwritten public offering (the “Public Offering”), 2,545,454 shares of the Company’s common stock, $0.001 per share (“Common Stock”) and 2,545,454 five-year warrants to purchase one share of Common Stock for an exercise price of $4.54 per share. The securities were issued to the public at combined price of $4.125 per share and warrant and were offered by the Company pursuant to the registration statement on Form S-1 (File No. 333-239661), which was declared effective on August 27, 2020 (the “Registration Statement”).

On September 1, 2020, the Public Offering closed, resulting in net proceeds to the Company of approximately $9.31 million, after deducting the underwriting discounts and commissions and estimated offering expenses.

The Underwriting Agreement contains representations, warranties and covenants made by the Company that are customary for transactions of this type. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended. In addition, pursuant to the terms of the Underwriting Agreement, the Company and its officers and directors have entered into lock up agreements with the underwriter pursuant to which each of them has agreed not to, for a period of 180 days from the effective date of the Registration Statement, without the prior consent of the underwriter, offer, sell, transfer or otherwise dispose of the Company’s securities, subject to limited exceptions.

The Company also entered into a Warrant Agency Agreement with VStock Transfer, LLC (the “Warrant Agreement”) pursuant to which VStock Transfer, LLC has agreed to act as warrant agent with respect to the Warrants.

The foregoing descriptions of the Underwriting Agreement, the Warrant Agreement, and the Warrants do not purport to be complete and are subject to, and qualified by, the full text of such agreements, copies of which are filed as Exhibits 1.1, 4.1 and Exhibit 4.2, respectively, and incorporated by reference herein. The Underwriting Agreement is attached hereto as an exhibit to provide interested persons with information regarding its terms, but is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement as of specific dates indicated therein, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

Item 7.01.	Regulation FD Disclosure.

On August 28, 2020, the Company issued a press release announcing the pricing of the Public Offering, the text of which is furnished as Exhibit 99.1 and incorporated by reference herein.

On September 1, 2020, the Company issued a press release announcing the closing of the Public Offering, the text of which is furnished as Exhibit 99.2 and incorporated by reference herein.

The information contained in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” with the Securities and Exchange Commission for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

In connection with the Public Offering, the Common Stock was approved for listing on The Nasdaq Capital Market under the symbol “SNBP” and commenced trading on Nasdaq on August 28, 2020.

After completion of the Public Offering on September 1, 2020, the Company had a total of 9,649,427 shares of its common stock issued and outstanding.

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description	Method of Filing
1.1	Underwriting Agreement dated August 28, 2020	Filed Electronically
4.1	Warrant Agency Agreement with VStock Transfer, LLC dated September 1, 2020	Filed Electronically
4.2	Form of Common Stock Purchase Warrant	Included in Exhibit 4.1
99.1	Press release dated August 28, 2020	Furnished Electronically
99.2	Press release dated September 1, 2020	Furnished Electronically

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: September 1, 2020

SUN BIOPHARMA, INC.

By:	/s/ Susan Horvath
Susan Horvath
Chief Financial Officer